MARK IV INDUSTRIES, INC.

                   Prospectus Supplement dated August 10, 1998
                    to the Prospectus dated February 13, 1998


The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:


                                Aggregate                      Number of Shares
                             Principal Amount                  of Common Stock
Name of Selling              of Notes Owned                    Issuable Upon
 Holder                     and That May be                    Conversion of
                                Sold                         Notes That May be
                                                                  Sold

California Public Employees'    $1,500,000                      45,714
Retirement System